UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DELPHI TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Delphi Technologies PLC (“Delphi” or the “Company”) by BorgWarner Inc., a Delaware corporation (“Buyer”), pursuant to the terms of a Transaction Agreement, dated January 28, 2020, by and between the Company and Buyer:

•	Form Customer Letter, distributed January 2020.

GENERIC CUSTOMER LETTER

[Name

Title

Company

Address]

[Day Month 2020]

Dear [Name],

On 28 January it was announced to the New York Stock Exchange that Delphi Technologies and BorgWarner have entered into an agreement under which BorgWarner will acquire Delphi Technologies, creating a pioneering propulsion technologies company uniquely equipped to serve OEM and Aftermarket customers around the world.

You can read the full stock exchange announcement here https://leadingpropulsion.com/

This deal presents an exciting opportunity for the companies to evolve together to meet our customers’ current and future propulsion opportunities. Delphi Technologies and Borg Warner will have greater scale and complementary portfolios of industry-leading products, systems and technologies, with combined revenues of more than $14bn and comprehensive global reach.

We will be well positioned to serve OEMs and IAM customers around the world across the full range of combustion, hybrid and electric propulsion and Aftermarket products, as the demand grows for cleaner and more efficient vehicles. BorgWarner’s leadership team shares our focus on addressing today’s and tomorrow’s market opportunities.

Further strengths of the combination include:

•	A more balanced revenue exposure to light and commercial vehicle segments.

•	Almost doubling the size of our Aftermarket business.

•	A stronger balance sheet that can support incremental investment in people, new products and operating facilities.

Important Information for our customers:

•	From here, we start the process to receive approval from our shareholders and regulatory authorities, and we expect transaction to close in the second half of 2020.

•	Until this happens, it’s business as usual, and Delphi Technologies and BorgWarner will continue to operate as separate, independent companies.

•	Until the transaction is complete, our product roadmap and customer service commitment remains unaffected.

We will share more information over the coming weeks, but please do not hesitate to contact us if you have any further queries.

With Best Regards,

[Name]

[Title ]